UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021 (June 22, 2021)

Portman Ridge Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue, 23rd Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 891-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTMN	The NASDAQ Global Select Market
6.125% Notes due 2022	HCAPZ	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Notes Offering

On June 22, 2021, Portman Ridge Finance Corporation (the “Company”) priced an offering of $28,000,000 in aggregate principal amount of its 4.875% Notes due 2026 (the “New Notes”) in a private placement exempt from registration under the Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The private offering closed on June 23, 2021. The New Notes have not been registered under the Securities Act or any state securities laws and may not be reoffered or resold in the United States absent registration or an applicable exemption from such registration requirements. The net proceeds to the Company were approximately $27.4 million, after deducting estimated offering expenses. The Company intends to use the net proceeds of the offering to redeem in full its 6.125% Notes due September 2022, make investments in portfolio companies in accordance with its investment objectives, and for general corporate purposes.

The New Notes were issued under the Company’s indenture with U.S. Bank National Association (the “Trustee”) dated October 10, 2012 and supplemental indenture dated as of April 30, 2021 (collectively, the “Indenture”). The New Notes were issued as “Additional Notes” under the Indenture and have identical terms to Company’s $80.0 million of aggregate principal amount of 4.875% Notes due 2026 that were issued on April 30, 2021 (the “Existing Notes” and, together with the New Notes, the “Notes”), other than the issue date. The New Notes will be treated as a single class of notes with the Existing Notes for all purposes under the Indenture. The Notes will mature on April 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 4.875% per year payable semi-annually on March 16 and September 16 of each year, commencing on September 16, 2021. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Sections 18(a)(1)(A) and 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. Additionally, the Company has agreed to use its commercially reasonable efforts to maintain a rating of the Notes from a rating agency, as defined in the Indenture, as long as the Notes are outstanding. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, filed as an exhibit hereto and incorporated by reference herein.

Registration Rights Agreement

In connection with the offering, the Company entered into a Registration Rights Agreement, dated as of June 23, 2021 (the “Registration Rights Agreement”), with the purchasers of the New Notes. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offer to exchange the New Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the New Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Third Supplemental Indenture, dated as of April 30, 2021, relating to the 4.875% Notes due 2026, by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 3, 2021).

4.2	Form of 4.875% Notes due 2026. (Incorporated by reference to Exhibit 4.1 hereto.)

4.3	Registration Rights Agreement, dated as of June 23, 2021, by and among the Company and the Purchasers (as defined therein).

99.1	Press release of the Company dated June 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTMAN RIDGE FINANCE CORPORATION

By:	/s/ Jason T. Roos
Name:	Jason T. Roos
Title:	Chief Financial Officer

Date: June 24, 2021